Thornburg Investment Trust 485BPOS

Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of the Thornburg Summit Fund to the reference to us under the headings “Independent Registered Public Accounting Firm”.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 28, 2019